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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 28, 2000
                                NETRATINGS, INC.
             (Exact name of registrant as specified in its charter)

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              Delaware        000-27907             77-0461990
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      (State or other jurisdiction of (Commission File Number) (IRS Employer
        incorporation)                                       Identification No.)

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                          890 Hillview Court, Suite 300
                           Milpitas, California 95035
               (Address of principal executive offices) (Zip Code)
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       Registrant's telephone number, including area code: (408) 957-0699
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER ITEMS.

     This current report on Form 8-K relates to recent developments in the lawsuit filed by PaineWebber Incorporated against us on November 4, 1999 in the Supreme Court of the State of New York for the County of New York. The suit involves an agreement entered into in May 1999 in which we engaged PaineWebber to act as our financial advisor with respect to a potential strategic transaction. The specific transaction for which PaineWebber was engaged was not consummated. However, the lawsuit alleges that we have breached our obligations under the agreement by failing to pay PaineWebber a fee based upon our subsequent sale of equity securities to Nielsen Media Research and by failing to retain PaineWebber as a managing underwriter for our initial public offering.

     On June 28, 2000 the court ruled in our favor in connection with our motion to dismiss PaineWebber's claims that we improperly failed to retain PaineWebber as a managing underwriter in our initial public offering but granted PaineWebber's motion for summary judgment as to our liability on the claim that we failed to pay PaineWebber a fee based upon our sale of equity securities to Nielsen Media Research.

     Unless either party appeals the ruling, the case will next proceed to a trial or inquist as to the amount of damages which we will be required to pay PaineWebber. Although the complaint originally sought damages in the aggregate amount of not less than $1.9 million on all claims and reimbursement for PaineWebber's attorneys' fees relating to the dispute, in recent communications, PaineWebber has increased its assessment of its alleged damages relating to the claims for which it has received summary judgment to approximately $2.9 million. We will continue to vigorously dispute PaineWebber's damage analysis. We have not yet determined whether or not we will appeal the court's summary judgment ruling, nor do we know whether PaineWebber will appeal the ruling in our favor on our motion to dismiss.

     Regardless of our decision regarding appeal of the ruling, we expect to incur substantial additional legal fees and expenses in connection with the litigation, and it may also result in the diversion of our internal resources. As a result, our defense of this litigation, regardless of its eventual outcome, will likely be costly and time consuming and at this time we are unable to predict its final outcome. However, an adverse outcome could materially affect our results of operations and financial position.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, NetRatings has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NETRATINGS, INC.

Date:  July 14, 2000               By: /s/  Jack R. Lazar
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                                       Jack R. Lazar
                                       Vice President, Chief Financial
                                       Officer and Secretary